UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

September 30, 2016
Date of report (Date of earliest event reported)

GREENLIGHT CAPITAL RE, LTD.
(Exact name of registrant as specified in charter)

Cayman Islands (State or other jurisdiction of incorporation)	001-33493 (Commission file number)	N/A (IRS employer identification no.)

65 Market Street, Suite 1207, Jasmine Court, Camana Bay, P.O. Box 31110 Grand Cayman, Cayman Islands (Address of principal executive offices)		KY1-1205 (Zip code)

(345) 943-4573
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement

Third Amended and Restated Agreement

On September 30, 2016, Greenlight Capital Re, Ltd. (the "Company"), Greenlight Reinsurance, Ltd. ("Greenlight Re"), Greenlight Reinsurance Ireland, Designated Activity Company ("GRIL"),  DME Advisors, LLC ("DME") and DME Advisors, LP  (“DMELP”), entered into a third amended and restated agreement, effective January 1, 2017, for the purpose of managing certain jointly held assets of each of the Participants (the "Third Amended and Restated Agreement"). The Third Amended and Restated Agreement amends and restates that certain second amended and restated agreement effective January 1, 2014 by and among the Company, Greenlight Re, GRIL and DME (the "Prior Agreement").

The material terms and conditions of the Third Amended and Restated Agreement are substantially similar to the Prior Agreement, but include (i) a term from January 1, 2017 through December 31, 2019 (which renews automatically for successive three-year periods unless at least 90 days prior to the end of the then current term, DME notifies the other Participants, of its desire to terminate the Third Amended and Restated Agreement or any other Participant (as defined in the Third Amended and Restated Agreement) notifies DME of its desire to withdraw), (ii)  certain additional covenants from DME and DMELP, including a covenant to comply in all material respects with all laws, rules and regulations applicable to the venture and to cause the venture to not enter into any transaction that would constitute a “principal transaction” under the U.S. Investment Advisers Act of 1940, as amended, without prior written consent; and (iii) certain additional notice and compliance provisions.

The Third Amended and Restated Agreement, like the Prior Agreement, provides that (i) during the term, neither the Company, Greenlight Re nor GRIL shall engage an investment advisor other than DME or DMELP (or an affiliate of DME) to manage its investable assets (as defined in the Agreement); (ii) the Company, Greenlight Re and GRIL shall use commercially reasonable efforts to cause each of their respective current and future subsidiaries to become participants or enter into similar agreement; (iii) DMELP will receive a monthly payment based on an annual rate of 1.5% of the capital balance of each Participant; DME will receive a performance allocation based on the positive performance change in such Participant’s capital account equal to 20% of the net profits calculated per annum, subject to a loss carry forward provision. The loss carry forward provision allows DME to earn a reduced performance allocation of 10% on profits in any year subsequent to the year in which a Participant’s capital account (other than DME) incurs a loss, until all the losses are recouped and an additional amount equal to 150% of the loss is earned. DME is not entitled to a performance allocation in a year in which the investment portfolio incurs a loss.  Further, each of the Company, Greenlight Re and GRIL has agreed to release DME and its affiliates from, and to indemnify and hold them harmless against, any liability arising out of the Agreement, subject to certain exceptions. Furthermore, DME has agreed to indemnify the Company, Greenlight Re, and GRIL against any liability incurred in connection with certain actions.

The Company, Greenlight Re or GRIL may withdraw as a Participant under the Agreement with at least 90 days’ notice prior to the end of the then current term and prior to the expiration of the Agreement's term only ‘‘for cause,’’ which the Agreement defines as:

•	a material violation of applicable law relating to DME’s or DMELP's advisory business;

•	DME’s or DMELP's gross negligence, willful misconduct or reckless disregard of any of DME's obligations under this agreement or DMELP's obligations under the Investment Advisory Agreement;

•	a material breach by DME or DMELP of Greenlight Re’s or GRIL's investment guidelines that is not cured within a 15-day period; or

•	a material breach by DME or DMELP of its obligations to return and deliver assets as any other Participant may request.

In addition, GRIL may withdraw as a Participant under the Agreement prior to the expiration of its term due to unsatisfactory long term performance of DME or DMELP, as determined solely by the Board of Directors of GRIL on each anniversary date of the Third Amended and Restated Agreement.

The Prior Agreement shall remain in effect until December 31, 2016.

Amended and Restated Investment Advisory Agreement

On September 30, 2016, DMELP,  Greenlight Re, GRIL, DME, and the Venture (as defined in Section 2.1(c) of the Third Amended and Restated Agreement), entered into an Amended and Restated Investment Advisory Agreement ("IAA"), effective January 1, 2017, to provide discretionary advisory services relating to the assets and liabilities of the Venture.  The Amended and Restated IAA amends and restates that certain investment advisory agreement effective January 1, 2014 among the parties (the "Prior  IAA").  The material terms and conditions of the IAA are substantially similar to the Prior IAA.  Pursuant to the IAA, DMELP may formulate the overall investment strategy to be carried out by the Venture, and exercise full discretion in the management of the trading, investment transactions and related borrowing activities of the Venture in order to implement such strategy, subject to the terms and conditions contained in the Third Amended and Restated Agreement. The Management Fee (as defined in the Amended and  Agreement) shall be debited against the account of each participant (other than DME) and paid in cash to DMELP on the first day of each month.

The Venture, and each Participant, has agreed to release DMELP and its affiliates from, and to indemnify and hold them harmless against, any liability arising out of the IAA, subject to certain exceptions such as gross negligence, willful misconduct or reckless disregard of its obligations or uncured breach of the investment guidelines. Furthermore, DMELP has agreed to indemnify the Venture and each of the Participants against any liability incurred in connection with certain actions.

The Prior IAA shall remain in effect until December 31, 2016.

The foregoing summaries are qualified in their entirety by reference to the Third Amended and Restated Agreement and the Amended and Restated IAA, copies of which are attached hereto as Exhibits 10.1 and 10.2, respectively.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

10.1
Third Amended and Restated Agreement by and among Greenlight Reinsurance, Ltd., Greenlight Reinsurance Ireland, a Designated Activity Company, Greenlight Capital Re, Ltd. (for limited purposes), DME Advisors, LLC and DME Advisors, LP (for limited purposes), dated as of September 30, 2016 and effective as of January 1, 2017.

10.2
Amended and Restated Investment Advisory Agreement among DME Advisors, LP, The Venture Among Greenlight Reinsurance, Ltd., Greenlight Reinsurance Ireland, a Designated Activity Company, and DME Advisors, LLC, Greenlight Reinsurance, Ltd., Greenlight Reinsurance Ireland, a Designated Activity Company and DME Advisors, LLC., dated as of September 30, 2016 and effective as of January 1, 2017.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

GREENLIGHT CAPITAL RE, LTD.
(Registrant)

By:	/s/ Tim Courtis
Name:	Tim Courtis
Title:	Chief Financial Officer
Date:	October 6, 2016